EXHIBIT 3

                 SECOND AMENDMENT TO RECAPITALIZATION AGREEMENT


    THIS SECOND AMENDMENT TO RECAPITALIZATION AGREEMENT ("Second Amendment") is entered into effective as of April 29, 2002, among DARLING INTERNATIONAL INC., a Delaware corporation, as Borrower ("Borrower"), CREDIT LYONNAIS NEW YORK BRANCH, as Agent ("Agent"), and the other Banks party to the hereinafter defined Recapitalization Agreement (the "Banks").

    Reference is made to the Recapitalization Agreement dated effective as of March 15, 2002, by and among Borrower, Agent and the Banks as amended by that certain First Amendment to Recapitalization Agreement dated as of April 1, 2002 (the "Recapitalization Agreement").

                                    RECITALS

    A. Borrower, Agent and the Banks are party to the Recapitalization Agreement which, among other things, modified that certain Amended and Restated Credit Agreement dated effective as of January 22, 1999 (as the same may have been heretofore amended, supplemented, or modified, the "Original Agreement") and provides for the amendment and restatement of the Original Agreement in accordance with the terms and provisions of the New Credit Agreement (as defined in the Recapitalization Agreement), subject to the other terms and conditions contained in the Recapitalization Agreement.

    B. Borrower has requested that Agent and the Banks modify and amend certain terms and provisions of the Recapitalization Agreement, and Agent and the Banks are agreeable to so modify and amend the Recapitalization Agreement subject to the terms and conditions set forth herein.

    Accordingly, for adequate and sufficient consideration, the parties hereto agree as follows:

    Paragraph 1. Definitions. Unless otherwise defined in this Second Amendment, capitalized terms used herein shall have the meaning set forth in the Recapitalization Agreement.

    Paragraph 2 Second Amendment. The Recapitalization Agreement is hereby amended by:

         (a)  replacing  each  reference to the date "April 30, 2002" in Section
    9.1 of the Recapitalization Agreement and in subparagraphs 2(a) and 2(f) of Exhibit B to the Recapitalization Agreement with the date "May 31, 2002".

         (b) adding the following to the end of the table set forth in subparagraph 2(e) of Exhibit B to the Recapitalization Agreement:

                       "May 31, 2002        $9,200,000"

         (c) supplementing Exhibit B-1 to Exhibit B of the Recapitalization Agreement by adding Annex B-1 attached hereto to such Exhibit B-1.

         (d) replacing Exhibits F-2 and F-3 to the Recapitalization Agreement, in their respective entireties, with Exhibits F-2 and F-3 attached hereto.

         (e) deleting subsection 7.1(d) of Exhibit L of the Recapitalization Agreement, in its entirety, and renumbering subsection 7.1(e) of such Exhibit L as subsection 7.1(d).

         (f) replacing section 9.13 of Exhibit L to the Recapitalization Agreement, in its entirety, with the following:

              "Section 9.13 Payment of Adjusted Existing Accrued Interest. Borrower shall pay to the Agent, for the ratable benefit of the Term Banks, in immediately

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         available funds, an amount equal to the Adjusted  Existing Accrued
         Interest on the thirtieth (30th) day after the Closing Date."

         (g) adding the following  proviso to the end of the second  sentence in
    Section 9.5 of Exhibit L to the Recapitalization Agreement:

              "; provided, however, that any such insurance policy may be cancelable for non-payment of applicable premiums upon not less than ten (10) days prior written notice to the Agent."

         (h) adding the following sentence to the end of Section 9.7 of the Recapitalization Agreement:

              "Upon any assignment by a Bank of its rights under this Agreement in accordance with this Section 9.7 prior to the Consummation Date, all references in this Agreement to the Banks, their respective percentages of the Exchange Debt, and their commitments under the New Credit Agreement (including, without limitation, on Schedule 2.2B and the signature pages to Exhibits E and L to this Agreement) shall be and be deemed to be modified and supplemented to reflect such assignment."

    Paragraph 3. Effective Date. This Second Amendment shall be effective on the date (the "Effective Date") Agent shall have received (i) counterparts of this Second Amendment, executed by Borrower, Agent and the Holders, and (ii) an updated financial budget and projection by week for the months of May and June of 2002, substantially similar in format to the Cash Budget (as defined in the Forbearance Agreement) and otherwise in form and substance satisfactory to the Holders.

    Paragraph 4. Acknowledgment and Ratification. As a material inducement to Agent and the Banks to execute and deliver this Second Amendment, Borrower (a) consents to the agreements in this Second Amendment and (b) agrees and acknowledges that the execution, delivery, and performance of this Second Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower under the Recapitalization Agreement, which shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.

    Paragraph 5. Representations. As a material inducement to Agent and the Banks to execute and deliver this Second Amendment, Borrower represents and warrants to Agent and the Banks that as of the Effective Date of this Second Amendment and as of the date of execution of this Second Amendment, (a) all representations and warranties in the Recapitalization Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no default or event or condition exists which, with the passage of time or the giving of notice, or both, would constitute a default under the Recapitalization Agreement.

    Paragraph 6. Expenses. Borrower shall pay all costs, fees, and expenses paid or incurred by Agent incident to this Second Amendment, including, without limitation, the fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Second Amendment and any related documents.

    Paragraph 7. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Second Amendment shall be governed by Delaware law, (d) if any part of this Second Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

    Paragraph 8. ENTIRE AGREEMENT. THIS SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS SECOND AMENDMENT AND MAY NOT BE

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CONTRADICTED  BY  EVIDENCE  OF  PRIOR,   CONTEMPORANEOUS,   OR  SUBSEQUENT  ORAL
AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    Paragraph 9. Parties. This Second Amendment binds and inures to the benefit of Borrower, Agent, Banks, and their respective successors and assigns.

    The  parties  hereto  have  executed  this  Second   Amendment  in  multiple
counterparts to be effective as of the Effective Date.

                   Remainder of Page Intentionally Blank.
                         Signature Pages to Follow

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                                       COMPANY:

                                       DARLING INTERNATIONAL INC.



                                       By:      /s/ Brad Phillips
                                                --------------------------
                                       Name:    Brad Phillips
                                       Title:   Treasurer

                                       ADDRESS FOR NOTICES:

                                       251 O'Connor Ridge Blvd., Suite 300
                                       Irving, Texas 75038
                                       Fax No.: 972-717-1588
                                       Telephone No.: 972-717-0300
                                       Attention:  Treasurer


                                       AGENT:

                                       CREDIT LYONNAIS NEW YORK BRANCH
                                       individually as a Bank and as the Agent



                                       By:    /s/ James B. Hallock
                                              --------------------------
                                       Name:  James B. Hallock
                                       Title: Vice President

                                       ADDRESS FOR NOTICES:

                                       Credit Lyonnais New York Branch
                                       1301 Avenue of the Americas
                                       New York, New York 10019
                                       Telephone No.:  212-261-3259
                                       Facsimile No.:  212-261-7861
                                       Attention:  Mr. James Hallock

                                       WITH A COPY TO:

                                       Credit Lyonnais Dallas Branch
                                       2200 Ross Avenue, Suite 4400 West
                                       Dallas, Texas 75201
                                       Telephone No.:  214-220-2304
                                       Facsimile No.:   214-220-2323
                                       Attention:  David Cagle

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                                       BANKS:
                                       ARK CLO 2000-1, LIMITED

                                       By:  Patriarch Partners, LLC,
                                            its Collateral Manager


                                       By:    /s/ Lynn Tilton
                                              --------------------------
                                       Name:  Lynn Tilton
                                       Title: Manager


                                       ADDRESS FOR NOTICES:

                                       Ark CLO 2000-1, Limited
                                       c/o Patriarch Partners, LLC
                                       40 Wall Street, 25th Floor
                                       New York, New York 10005
                                       Telephone No.: (212) 825-0550
                                       Facsimile No.: (212) 825-2038
                                       Attention: Dennis Dolan/Lynn Tilton
                                       And
                                       Woodside Capital Management, LLC
                                       36 Woodland Street
                                       2nd Floor
                                       Hartford, CT  06105
                                       Telephone No.: (860) 547-1761
                                       Facsimile No.: (860) 547-1870
                                       Attention: Anthony Varone

                                       BANK ONE N.A.



                                       By:     /s/ Phillip D. Martin
                                               --------------------------
                                       Name:   Phillip D. Martin
                                       Title:  Senior Vice President

                                       ADDRESS FOR NOTICES:

                                       Bank One N.A.
                                       Mail Code IL1-0631
                                       1 Bank One Plaza
                                       Chicago, IL 60670


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                                       CERBERUS PARTNERS, L.P.

                                       By: Cerberus Associates, L.L.C.,
                                           its general partner


                                       By:    /s/ Kevin Genda
                                              --------------------------
                                       Name:  Kevin Genda
                                       Title: Attorney in Fact

                                       ADDRESS FOR NOTICES:

                                       450 Park Avenue, 28th Floor
                                       New York, New York 10022
                                       Attn: Kevin Genda



                                       AVENUE SPECIAL SITUATIONS FUND II L.P.

                                       By:   Avenue Capital Management II, LLC
                                             Its General Partner

                                             By:   GLS Partners II, LLC,
                                                   Managing Member
                                                   Of General Partner


                                       By:    /s/ Marc Lasry
                                              --------------------------
                                       Name:  Marc Lasry
                                       Title: Managing Member

                                       ADDRESS FOR NOTICES:

                                       Avenue Special Situations Fund II
                                       535 Madison Avenue, 15th Floor
                                       New York, New York 10022


                                       CREDIT AGRICOLE INDOSUEZ


                                       By:    /s/ Kathleen M. Sweeney
                                              --------------------------
                                       Name:  Kathleen M. Sweeney
                                       Title: Vice President



                                       By:     /s/ Leo von Reissig
                                               --------------------------
                                       Name:   Leo von Reissig
                                       Title:  Vice President

                                       ADDRESS FOR NOTICES:

                                       Credit Agricole Indosuez, New York Branch
                                       666 Third Avenue
                                       New York, NY 10017-4011
                                       Telephone No.: 646-658-2058
                                       Facsimile No.: 646-658-2051
                                       Attention: Kathleen Sweeney

                                       PPM AMERICA SPECIAL INVESTMENTS FUND, LP


                                       By:    PPM America, Inc., as its
                                              attorney-in-fact



                                       By:    /s/ Ronnie Kaplan
                                              --------------------------
                                       Name:  Ronnie Kaplan
                                       Title: Vice President

                                       ADDRESS FOR NOTICES:

                                       PPM America, Inc.
                                       225 West Wacker Drive, 9th Floor
                                       Chicago, IL  60606
                                       Tel No.:  312-634-2572
                                       Fax No.:  312-634-0053
                                       Attention:  Brian Schinderle
                                                   Senior Managing Director


                                       WELLS FARGO BANK (TEXAS) NATIONAL
                                       ASSOCIATION



                                       By:    /s/ Nipul V. Patel
                                              --------------------------
                                       Name:  Nipul V. Patel
                                       Title: Vice President

                                       Address for Notices:

                                       Wells Fargo Bank (Texas) National
                                         Association
                                       1000 Louisiana Avenue, Suite 4300
                                       Houston, TX 77002


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                             EXHIBITS (OMITTED)